Exhibit 99.1
OFS CAPITAL CORPORATION ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS
DECLARES SECOND QUARTER DISTRIBUTION OF $0.34 PER SHARE
Chicago, IL - May 1, 2025 - OFS Capital Corporation (Nasdaq: OFS) (“OFS Capital,” the “Company,” “we,” “us,” or “our”) today announced its financial results for the fiscal quarter ended March 31, 2025.
FIRST QUARTER FINANCIAL HIGHLIGHTS
•Net investment income decreased to $0.26 per common share for the quarter ended March 31, 2025 from $0.30 per common share for the quarter ended December 31, 2024.
•Net loss on investments was $0.80 per common share for the quarter ended March 31, 2025. See additional information under “Results of Operations” below.
•Net asset value per common share decreased from $12.85 as of December 31, 2024 to $11.97 as of March 31, 2025.
•As of March 31, 2025, based on fair value, 90% of our loan portfolio consisted of floating rate loans and 100% of our loan portfolio consisted of first lien and second lien loans.
•For the quarter ended March 31, 2025, the investment portfolio’s weighted-average performing income yield decreased to 13.4% from 13.8% during the prior quarter, primarily due to a decrease in interest income related to the aggregate 50 basis point reduction in the U.S. Federal Reserve target federal funds rate effected in the fourth quarter of 2024.
•No new loans were placed on non-accrual status during the first quarter.
OTHER RECENT EVENTS
•On April 29, 2025, our Board of Directors declared a distribution of $0.34 per common share for the second quarter of 2025, payable on June 30, 2025 to stockholders of record as of June 20, 2025.

SELECTED FINANCIAL HIGHLIGHTS	Three Months Ended
(Per common share)	March 31, 2025	December 31, 2024
Net Investment Income
Net investment income	$0.26	$0.30

Net Realized/Unrealized Gain (Loss)
Net realized loss on investments, net of taxes	$(0.19)	$(0.19)
Net unrealized appreciation (depreciation) on investments, net of taxes	(0.61)	1.79
Net realized/unrealized gain (loss)	$(0.80)	$1.60

Earnings (Loss)
Earnings (loss)	$(0.54)	$1.90

Net Asset Value
Net asset value	$11.97	$12.85
Distributions paid	$0.34	$0.34

	As of
(in millions)	March 31, 2025	December 31, 2024
Balance Sheet Highlights
Total investments, at fair value	$403.1	$409.7
Total outstanding debt - principal	248.1	248.4
Total net assets	160.4	172.2

PORTFOLIO AND INVESTMENT ACTIVITIES
($ in millions)

	Three Months Ended
Portfolio Yields(1)	March 31, 2025	December 31, 2024
Average performing interest-bearing investments, at cost	$294.8	$298.0
Weighted-average performing income yield - interest-bearing investments(2)	13.4%	13.8%
Weighted-average realized yield - interest-bearing investments(3)	11.6%	11.9%
(1)    The weighted-average yield of our investments is not the same as a return on investment for our stockholders, but rather relates to our investment portfolio and is calculated before the payment of all of our fees and expenses.
(2)    Performing income yield is calculated as (a) the actual amount earned on performing interest-bearing investments, including interest, prepayment fees and amortization of net loan fees, divided by (b) the weighted-average of total performing interest-bearing investments at amortized cost.
(3)    Realized yield is calculated as (a) the actual amount earned on interest-bearing investments, including interest, prepayment fees and amortization of net loan fees, divided by (b) the weighted-average of total interest-bearing investments at amortized cost, in each case, including debt investments on non-accrual status and non-performing structured finance securities.

	Three Months Ended
Portfolio Purchase Activity	March 31, 2025	December 31, 2024
Investments in debt and equity investments	$4.6	$23.2
Investments in structured finance securities	5.8	9.4
Total investment purchases and originations	$10.4	$32.6
As of March 31, 2025, based on fair value, our investment portfolio was comprised of the following:
•Total investments of $403.1 million, which was equal to approximately 110% of amortized cost;
•Debt investments of $215.9 million, of which approximately 85% and 15% were first lien and second lien loans, respectively;
•Equity investments of $107.7 million; and
•Structured finance securities of $79.5 million.
During the quarter ended March 31, 2025, no new loans were placed on non-accrual status. As of March 31, 2025, our loan portfolio had non-accrual loans with an aggregate fair value of $16.9 million, or 4.2% of our total investments at fair value.
OUTSTANDING DEBT
During the three months ended March 31, 2025 and December 31, 2024, the average dollar borrowings and weighted-average effective interest rate for our debt were as follows ($ in millions):

Three Months Ended	Average Dollar Borrowings	Weighted-Average Effective Interest Rate
March 31, 2025	$248.7	6.29%
December 31, 2024	248.1	6.30

RESULTS OF OPERATIONS
(in thousands)	Three Months Ended
	March 31, 2025	December 31, 2024
Total investment income	$10,295	$11,648
Expenses:
Interest expense	3,858	3,937
Base management and incentive fees	1,879	2,539
Professional, administration and other expenses	1,093	1,096
Total expenses	6,830	7,572
Net investment income	3,465	4,076
Net gain (loss) on investments	(10,752)	21,399
Net increase (decrease) in net assets resulting from operations	$(7,287)	$25,475

Investment Income
For the quarter ended March 31, 2025, total investment income decreased to $10.3 million from $11.6 million in the prior quarter, primarily due to decreases in interest income of $0.5 million, dividend income of $0.5 million and fee income of $0.3 million.
The decrease in interest income was primarily attributed to the impact of lower SOFR rates driven by the U.S. Federal Reserve rate cuts enacted in the fourth quarter of 2024. The $0.8 million aggregate net decrease in dividend and fee income was due to non-recurring amounts recognized in the prior quarter.
Expenses
For the quarter ended March 31, 2025, total expenses decreased by $0.7 million to $6.8 million compared to the prior quarter, primarily due to a decrease in incentive fees of $0.7 million as a result of the decrease in net investment income return on net assets in the current quarter.
Net Gain (Loss) on Investments
For the quarter ended March 31, 2025, we recognized a net loss on investments of $10.8 million due to net unrealized depreciation, net of taxes, of $8.2 million and net realized losses of $2.6 million.
For the quarter ended March 31, 2025, our net unrealized depreciation, net of taxes, of $8.2 million was primarily due to net unrealized depreciation of $7.3 million on our debt investments, of which $3.9 million related to non-accrual debt investments.
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2025, we had $4.1 million in cash and cash equivalents, which includes $2.6 million held by OFSCC-FS, LLC (“OFSCC-FS”), an indirect wholly owned subsidiary. Our use of cash held by OFSCC-FS is restricted by contractual conditions of our credit facility with BNP Paribas, including limitations on the amount of cash OFSCC-FS can distribute to us.
As of March 31, 2025, we had an unused commitment of $21.5 million under our senior secured revolving credit facility with Banc of California, as well as an unused commitment of $85.5 million under our revolving credit facility with BNP Paribas, both of which are subject to borrowing base requirements and other covenants.
As of March 31, 2025, we had outstanding commitments to fund various undrawn revolvers and other credit facilities of portfolio companies totaling $13.8 million.
CONFERENCE CALL
OFS Capital will host a conference call to discuss these results on Friday, May 2, 2025, at 10:00 AM Eastern Time. Interested parties may participate in the call via the following:
INTERNET: Go to www.ofscapital.com at least 15 minutes prior to the start time of the call to register, download, and install any necessary audio software. A replay will be available for 90 days on OFS Capital’s website at www.ofscapital.com.
TELEPHONE: Dial (833) 816-1364 (Domestic) or (412) 317-5699 (International) approximately 15 minutes prior to the call. A telephone replay of the conference call will be available through May 12, 2025 and may be accessed by calling (877) 344-7529 (Domestic) or (412) 317-0088 (International) and utilizing conference ID #2008479.
For more detailed discussion of the financial and other information included in this press release, please refer to OFS Capital’s Form 10-Q for the first quarter ended March 31, 2025.

OFS Capital Corporation and Subsidiaries
Consolidated Statements of Assets and Liabilities (Unaudited)
(Dollar amounts in thousands, except per share data)

	March 31, 2025	December 31, 2024
Assets
Total investments, at fair value (amortized cost of $365,217 and $363,547, respectively)	$403,071	$409,665
Cash and cash equivalents	4,054	6,068
Interest and dividend receivable	1,441	1,774
Receivable for investments sold	2,100	9,247
Prepaid expenses and other assets	1,297	1,369
Total assets	$411,963	$428,123

Liabilities
Revolving lines of credit	$68,050	$68,350
Unsecured Notes (net of deferred debt issuance costs of $1,444 and $1,688, respectively)	178,556	178,312
Interest payable	1,685	3,195
Payable to adviser and affiliates	2,306	3,145
Payable for investments purchased	—	1,802
Other liabilities	983	1,094
Total liabilities	$251,580	$255,898

Net assets
Preferred stock, par value of $0.01 per share, 2,000,000 shares authorized, -0- shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	$—	$—
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 13,398,078 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	134	134
Paid-in capital in excess of par	184,912	184,912
Total accumulated losses	(24,663)	(12,821)
Total net assets	160,383	172,225

Total liabilities and net assets	$411,963	$428,123

Number of common shares outstanding	13,398,078	13,398,078
Net asset value per share	$11.97	$12.85

OFS Capital Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024
Investment income
Interest income	$9,968	$10,474
Dividend income	298	843
Fee income	29	331
Total investment income	10,295	11,648
Expenses
Interest expense	3,858	3,937
Base management fee	1,549	1,520
Income Incentive Fee	330	1,019
Professional fees	436	411
Administration fee	394	337
Other expenses	263	348
Total expenses	6,830	7,572
Net investment income	3,465	4,076
Net realized and unrealized gain (loss) on investments
Net realized loss, net of taxes	(2,587)	(2,499)
Net unrealized appreciation (depreciation), net of taxes	(8,165)	23,898
Net gain (loss) on investments	(10,752)	21,399
Net increase (decrease) in net assets resulting from operations	$(7,287)	$25,475

Net investment income per common share – basic and diluted	$0.26	$0.30
Net increase (decrease) in net assets resulting from operations per common share – basic and diluted	$(0.54)	$1.90
Distributions declared per common share	$0.34	$0.34
Basic and diluted weighted-average common shares outstanding	13,398,078	13,398,078

ABOUT OFS CAPITAL
The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. The Company’s investment objective is to provide stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. The Company invests primarily in privately held middle-market companies in the United States, including lower-middle-market companies, targeting investments of $3 million to $20 million in companies with annual EBITDA between $5 million and $50 million. The Company offers flexible solutions through a variety of asset classes including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. The Company’s investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940(4), as amended, and headquartered in Chicago, Illinois, with additional offices in New York and Los Angeles.
FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: OFS Capital’s results of operations, including net investment income, net asset value and net investment gains and losses and the factors that may affect such results; and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in OFS Capital’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by OFS Capital from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. OFS Capital is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Steve Altebrando
847-734-2084
investorrelations@ofscapital.com

(4)   Registration does not imply a certain level of skill or training

OFS® and OFS Capital® are registered trademarks of Orchard First Source Asset Management, LLC
OFS Capital Management™ is a trademark of Orchard First Source Asset Management, LLC.